Exhibit 99.1

LA CORTEZ ENERGY, INC.
1266 1st Street - #4, Sarasota, FL 34236

APPOINTMENT OF TWO NEW BOARD MEMBERS, MR. JAIME NAVAS GAONA AND MR. RICHARD G. STEVENS

Sarasota, Florida - July 28, 2008 - La Cortez Energy, Inc. (OTCBB: LCTZ) is pleased to announce the appointment of Mr. Jaime Navas Gaona and Mr. Richard G. Stevens to the Company’s Board of Directors. Mr. Navas, a geologist, holds his Masters degree from the Colorado School of Mines, and has spent his 40 year career working in Colombia and other Latin America countries successfully identifying and developing exploration opportunities for well established oil and gas companies. Mr. Navas is experienced in evaluating oil and gas exploration opportunities throughout all the major producing basins in Colombia and will serve as Chairman of the Reserves Committee of the Board of Directors of La Cortez Energy. Mr. Stevens, a certified public accountant, holds considerable experience serving as a director of several publicly traded companies in the United States and will serve as Chairman of the Audit Committee of the Board of Directors of La Cortez Energy.

Mr. Navas started his career as a geologist with Exxon in Colombia, and was employed by Exxon for 27 years. During his tenure with Exxon, Mr. Navas worked on exploration projects in the USA, Brazil and Argentina, among others. On several occasions he was appointed as Exploration Manager and he retired from Exxon in 1992.

From 1993 to 1996, Mr. Navas worked as Senior Exploration Advisor with Maxus Energy in Bolivia, and actively participated in the development of the Surubi oil field, the largest oil field in the country, and in the evaluation of their exploration acreage.

From 1996 to 2002, Mr. Navas was employed by Hocol, S.A., Colombia’s fourth largest oil producer/operator and one of the most active exploration companies in the country. Mr. Navas was one of five members of Hocol’s executive management team responsible for the overall business results of the company. His responsibilities at Hocol included the development and implementation of strategies for achieving Hocol’s exploration goals and objectives, collaboration in managing government relations and securing approvals for the company’s exploration activities.

Under Mr. Navas’ leadership Hocol, developed an attractive, well diversified portfolio of exploratory acreage. During this time, Hocol designed and implemented a very aggressive exploration program that included the acquisition of exploration blocks, selective farm-ins, and exploration drilling. These initiatives successfully increased Hocol’s portfolio of exploration opportunities. Among other successful projects, in 2001 Hocol’s exploration initiatives resulted in the discovery of La Hocha oil field in the Upper Magdalena Valley. In 2005, Hocol was sold to Maurel & Prom, for approximately $460mm.

In 2002, Mr. Navas co-founded AGN-Exploration, an exploration consulting firm based in Bogotá, Colombia, where he currently acts as the company’s President. AGN-Exploration is designed to provide consulting services relating to oil and gas exploration and production activities, including: basin evaluation, evaluation of exploration opportunities, prospect generation, and risk analysis. AGN-Exploration also includes logistic support for seismic and drilling activities. In 2005, Mr. Navas was appointed as one of the five members of the Investment Committee of LAEFM (Latin America Enterprise Fund Manager), the first hydrocarbon investment fund established in Colombia.

Mr. Navas holds a Masters in Science of Petroleum Geology from the Colorado School of Mines and a degree in Geology and Geophysicist from Universidad Nacional, Bogotá, Colombia.

Mr. Richard G. Stevens is the founder and managing director of Hunter Stevens, a professional services firm that Mr. Stevens organized in 1995. Prior to forming Hunter Stevens, Mr. Stevens served as a partner with Ernst & Young LLP and Coopers & Lybrand LLP (now known as PricewaterhouseCoopers, LLP), both of which are public accounting firms.

Since 2006, Mr. Stevens has been a director of Chordiant Software, Inc. and heads the board’s Audit Committee. Mr. Stevens previously served as Chairman of the Audit Committee of Verity, Inc., a software firm based in Sunnyvale, CA and at Pain Therapeutics, Inc., a bioscience company in South San Francisco.

Over the past 35 years Mr. Stevens has been responsible for a broad array of financial and managerial issues involving companies ranging from emerging growth enterprises to Fortune 50 corporations. He has participated in a number of large/complex business reorganizations, business combinations and public offerings of equity and debt. Mr. Stevens has also been engaged by the nation’s largest law firms, the SEC and other regulatory agencies to investigate alleged accounting and financial errors and irregularities. Some of these matters involved companies such as Health South, Fannie Mae, Enron, AOL/Time Warner, and Halliburton.

Mr. Stevens holds a Bachelor of Science Degree with honors from the University of San Francisco, and is a licensed Certified Public Accountant in the States of California and New York, and a Certified Fraud Examiner.

President and CEO Andres Gutierrez said, "I am very pleased to announce the appointment of both Jaime Navas and Richard Stevens as members of the Board of Directors of La Cortez Energy, Inc. The objective of our company is to develop a substantial E&P business in South America, with an initial focus in Colombia and Peru. Both Mr. Navas and Mr. Stevens are key additions to our Board of Directors. The knowledge and relationships that these two gentlemen bring to our company will be a valuable asset in the execution of La Cortez's corporate strategy.

We anticipate that Mr. Stevens’ knowledge and expertise in accounting and financial matters and SEC rules and regulations as wells as his experience as a CPA and a member of the auditing committees of a number of public companies, will be of vital importance to our company. Similarly, we anticipate that Mr. Navas’ experience and expertise in Geosciences and his business relationships and knowledge of the oil & gas industry in the region will contribute to position La Cortez Energy as a significant E&P growth company in South America."

About La Cortez Energy, Inc.

La Cortez Energy, Inc. is an early stage oil and gas exploration and production company currently pursuing a business strategy in the energy sector in South America, with an initial focus on identifying oil and gas exploration and production opportunities in Colombia and Peru.  To that end, the Company is in the process of establishing an operational branch in Colombia with offices in Bogotá, Colombia.

For more information, please contact the Company’s Investor Relations department at 888-805-(LCTZ) 5289 or by email at info@lacortezenergy.com

Forward-Looking Statements
Certain statements in this news release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties. Words such as "expects", "intends", "plans", "may", "could", "should", "anticipates", "likely", "believes" and words of similar import also identify forward-looking statements. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management. Actual results may differ materially from those currently anticipated due to a number of factors beyond the reasonable control of the Company, including, but not limited to, the Company's ability to identify corporate acquisition and/or joint venture opportunities in the energy sector in Colombia and Peru and, more generally, in Latin America, and to establish the technical and managerial infrastructure to take advantage of, and successfully participate in such opportunities, future economic conditions, political stability and energy prices. Additional information on risks and other factors that may affect the business and financial results of the Company can be found in filings of the Company with the U.S. Securities and Exchange Commission.
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